Exhibit 10.2



November __, 2006



UBS Financial Services Inc.
UBS Managed Fund Services Inc.
UBS Managed Futures LLC (Aspect Series)
UBS Managed Futures SPC
UBS Managed Futures (Aspect) LLC
c/o UBS Managed Fund Services Inc.
One North Wacker Drive
31st Floor
Chicago, Illinois  60606


RE: Offering of Units of Limited Liability Company Interest in UBS Managed Futures LLC (Aspect Series) and Redeemable Participating Shares in the Aspect Segregated Portfolio of UBS Managed Futures SPC

Aspect Capital Limited:

This letter (this "Letter Agreement"), together with the UBS Managed Futures Platform Advisory Agreement (the "Advisory Agreement") executed and delivered as of the date hereof, confirms our mutual understanding regarding the proposed formation of: (i) UBS Managed Futures LLC (Aspect Series) (the "Onshore Series"), established under the law of the State of Delaware as a "segregated series" of UBS Managed Futures LLC (the "U.S. Platform"), a Delaware series limited liability company; (ii) UBS Managed Futures SPC (Aspect Portfolio) (the "Offshore Series"), a "segregated portfolio" of UBS Managed Futures SPC (the "Offshore Platform"), a Cayman Islands exempted segregated portfolio company; and (iii) UBS Managed Futures (Aspect) LLC (the "Trading Fund"), a Delaware limited liability company into which the Onshore Series (directly) and the Offshore Series (indirectly through the Onshore Series) will each invest substantially all of their capital. The Onshore Series, the Offshore Series and the Trading Fund are collectively referred to herein as the "Series."

The Series will be sponsored (in reliance on the representations and warranties set forth herein) and administered by UBS Managed Fund Services Inc. (the "Sponsor"). The trading of the Series will be managed by the undersigned (the "Trading Advisor") on a fully-discretionary basis, and UBS Financial Services Inc., UBS International Inc. and certain of their affiliates (collectively, the "Selling Agent") will act as selling agent for the units of limited liability company interest and redeemable participating shares (collectively, "Interests") of the Series. For the avoidance of doubt, the Sponsor is forming and marketing the Series specifically in order, and on the basis, that it be managed by the Trading Advisor.

This Letter Agreement is given for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in entering into this Letter Agreement the parties hereto intend to be legally bound.

Defined terms used herein and not otherwise defined shall have the meanings set forth in the Advisory Agreement.

The Offering

1. The Selling Agent shall use reasonable efforts to distribute the Interests privately. The Selling Agent shall act solely as an agent in attempting to distribute the Interests and shall in no respect have any indemnity obligation with respect to the Interests nor shall the Selling Agent in any respect be deemed to have guaranteed that any minimum amount of Interests shall be sold.

2. The Trading Advisor hereby consents to the distribution of (a) the Series' Confidential Disclosure Document, as supplemented and amended from time to time (collectively, the "Memorandum"), as well as all other sales and promotional material relating to the Series distributed by the Selling Agent or the Sponsor with respect to the Series with the information therein with respect to the Trading Advisor and related parties as approved by the Trading Advisor, and (b) all other written information approved by the Trading Advisor for distribution (collectively, the "Trading Advisor Information" and, together with the Memorandum, the "Approved Trading Advisor Information"). The Trading Advisor covenants: (c) to promptly inform the Sponsor of any material changes to the Trading Advisor Information; (d) to maintain the Trading Advisor's capability to manage the Series pursuant to the trading program and strategy (the "Program") contemplated by the Memorandum (including, without limitation, not accepting other accounts to be managed pursuant to the Program if doing so would impair the Trading Advisor's ability to manage the Series due to speculative position limits or otherwise); and (e) to cooperate with the Selling Agent to the extent necessary for the Selling Agent to market the Series as well as to perform ongoing due diligence relating to the Trading Advisor.

      The Selling Agent and Sponsor hereby each confirm that it shall only disclose the Approved Trading Advisor Information to investors or potential investors as part of its investor reporting with respect to the Series (for the avoidance of doubt, any other information or sales and promotional material shall not be disclosed to investors or potential investors unless the Selling Agent or Sponsor has first obtained the prior written consent of the Trading Advisor, such consent not to be unreasonably withheld or delayed). When disclosing any Approved Trading Advisor Information to its investors, the Selling Agent or the Sponsor shall inform each investor that the information is confidential and has been prepared solely for such client's internal use, and that under no circumstances should such information be shared with any third party without the Sponsor's and/or Selling Agent's prior written consent. The Selling Agent and Sponsor each acknowledge and agree that any reports which contain the Approved Trading Advisor Information shall contain a disclaimer to the effect that: (i) such report is being provided for information purposes only and does not constitute an offer to sell, or a solicitation of an offer to purchase any interests in any underlying pooled vehicles or managers named therein; and (ii) such report is for use by sophisticated and professional investors only who possess the appropriate appetite for risk and, as such, is not suitable for private individuals.

3. The Trading Advisor hereby consents to the name "UBS Managed Futures LLC (Aspect Series)" and "Aspect Segregated Portfolio" as the designated names of the Onshore Series and Offshore Series, respectively, and "UBS Managed Futures (Aspect) LLC" as the designated name of the Trading Fund; provided that the right to use such names shall end upon the termination of this Letter Agreement and/or the Advisory Agreement.

4. The Trading Advisor acknowledges that the Series is one of the private managed futures funds managed as part of the UBS Managed Futures Platform established by the Sponsor and its affiliates, and that the processes used to maintain such platform are the sole, proprietary, confidential and valuable property of the Sponsor. The Trading Advisor further acknowledges that the names "UBS Managed Futures LLC (Aspect


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

Series)," "Aspect Segregated Portfolio," "UBS Managed Futures (Aspect) LLC" (subject to the terms above and excluding the "Aspect" name), "UBS Managed Futures LLC," "UBS Managed Futures SPC" and "UBS" and any derivative or logo or trademark or service mark or trade name associated therewith are the valuable property of the Sponsor and its affiliates. The Trading Advisor Parties shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names ("Brand Content") only with the prior written approval of the Sponsor, in its sole discretion, except that no such approval shall be required for the use of the "Aspect" name. Upon termination of this Letter Agreement, the Trading Advisor Parties shall forthwith cease to use any such Brand Content.

Compliance with Law

5. (a) The Selling Agent represents and agrees that it shall comply in all material respects with all material applicable laws in connection with the offer and sale of the Interests.

      (b) The Sponsor represents and warrants that it shall comply in all material respects with all material applicable laws in connection with the Sponsor's sponsorship of the Series.

6. The Trading Advisor represents and warrants that it shall comply in all material respects with all material applicable laws in performing its services hereunder.

Indemnification

7. The Sponsor and UBS AG and each person affiliated with the Sponsor and UBS AG and their respective officers, directors, controlling persons within the meaning of Section 15 of Securities Act of 1933, as amended, employees, partners and shareholders (each a "UBS Party") shall be indemnified by the Trading Advisor against any direct loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) incurred by any UBS Party resulting from a demand, claim, lawsuit or proceeding arising out of any untrue statement or omission of a material fact (considered in light of the circumstances under which such statement or omission was made) contained in or omitted from the Trading Advisor Information, or arising out of a breach of the Trading Advisor's representations, warranties and covenants herein.

      The procedural aspects of the foregoing indemnity shall be as set forth in the Advisory Agreement, mutatis mutandis.

Access to Information: Confidentiality

8. Upon the reasonable request of, and upon reasonable notice of not less than three Business Days from, the Sponsor, the Trading Advisor shall permit the Sponsor to review at the Trading Advisor's offices during normal business hours such trading records as it reasonably may request for the purpose of confirming that the Trading Fund has been treated equitably on an overall basis with respect to advice rendered during the term of this Agreement by the Trading Advisor in relation to other accounts managed by the Trading Advisor pursuant to the Program (for the avoidance of doubt, the parties acknowledge that the Sponsor may inspect, subject to such restrictions as the Trading Advisor may reasonably deem necessary or advisable so as to preserve the confidentiality of proprietary information and the identity of its clients:
(i) such trading records of the accounts managed by the Trading Advisor pursuant to the Program and (ii) certain performance information of other


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

accounts traded pursuant to the Program, during normal business hours as the Sponsor reasonably may request; in each case provided, however, that the Trading Advisor shall not be required by the foregoing to reveal any information the disclosure of which would cause the Trading Advisor to breach any other contractual confidentiality obligations to which the Trading Advisor is subject). The Trading Advisor may, in its discretion, withhold from any such report or inspection the identity of the client for whom any such account is maintained, and in any event the Sponsor shall keep confidential all such information obtained by it from the Trading Advisor.

9. Each party agrees that it shall hold in strict confidence and shall not disclose to any third party or to any of its own employees other than on a `need to know' basis any and all data and information obtained from another party (unless such information is or becomes readily ascertainable from public information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent (except in the case of audit) of the party from whom it was obtained, except if disclosure is required by a regulatory body or the Series' auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances. For the avoidance of doubt, the Trading Advisor Parties shall not discuss the Series with any person other than its attorneys, auditors and other advisors, including any members of the press without the prior approval of the Sponsor.

10. The UBS Parties shall not distribute or circulate any sales literature or promotional or other material that contains any reference to the Trading Advisor Parties without the prior written approval of the Trading Advisor or the relevant Trading Advisor Party, as appropriate (provided that additional approval need not be obtained for reprinted materials that had received prior approval unless the Trading Advisor notifies a UBS Party that such materials are no longer approved).

11. No party shall use the name of any other party or its affiliates in any publicity release or advertising without the prior written consent of such party, which consent may be withheld in its sole discretion.

12. No Trading Advisor Party shall seek to market the Interests except in conjunction with, and as agreed to by, the Sponsor.

Capacity

13. The Trading Advisor agrees to make its advisory services available to the Series for up to at least US$250 million in net capital contributions to the Series through the twelfth calendar month-end following the Initial Closing Date of the Series, unless otherwise required by market conditions (as reasonably determined by the Trading Advisor). The UBS Parties understand that the Trading Advisor shall consider making additional investment capacity available thereafter in its sole discretion.

Fee Arrangement

14. The Trading Advisor shall charge the Series a monthly Management Fee of 2% of the Net Asset Value of the Trading Fund and a quarterly Performance Fee of 20% of the New Net Trading Profits generated by the Trading Advisor as set forth in the Advisory Agreement. In order to defray the costs of UBS Financial Services Inc. in marketing the Interests, the Trading Advisor shall pay UBS Financial Services Inc. a monthly amount equal to 25% of the Management Fee (equivalent to 50 basis points applying the current Management


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

Fee) within 28 days of the end of each calendar month provided that the Trading Advisor has actually received payment of the Management Fee from the Trading Fund. For the avoidance of doubt, (i) any amounts paid by the Trading Advisor to UBS Financial Services Inc. hereunder shall be deemed to be inclusive of value added tax or any other taxes or charges analogous to value added tax or otherwise that may be applicable; and (ii) any deferral by the Trading Advisor of its portion of the Management Fee shall not affect its obligation to UBS Financial Services Inc.

Clearing Costs and Other Fees

15. The Sponsor hereby agrees and shall use its reasonable best efforts, on an ongoing basis, to: (i) monitor and review all brokerage arrangements; (ii) compare the fees charged by UBS AG-affiliated brokers to market standards; and
(iii) assess the impact of brokerage expenses on the performance of the Series.

General

16. The obligations of each party hereto to consummate the transactions provided for herein are subject to all representations and warranties of the other parties contained herein being true and correct in all material respects as of the date hereof and as of the date of the transactions contemplated hereby, as well as to all of the conditions set forth in the Advisory Agreement.

17. For the avoidance of doubt, no provision of this Letter Agreement shall be deemed to constitute a waiver of any person's rights or claims under any federal or state securities laws.

18. The representations, warranties, covenants and indemnities set forth herein shall survive any sale of Interests and any termination of this Letter Agreement.

19. This Letter Agreement shall inure to the benefit of and be binding upon the Selling Agent, the Trading Advisor Parties and the indemnified persons hereof and each of their respective successors and assigns.

20. The governing law, counterparties, method of execution, rules of interpretation, notice and other procedural provisions set forth in the Advisory Agreement shall be equally applicable to this Letter Agreement.



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

      If the foregoing correctly embodies our mutual agreement relating to the subject matter referred to herein, please execute and re-deliver to us a copy of this Letter Agreement whereupon it shall become a binding agreement among us.

Sincerely,

UBS MANAGED FUND SERVICES INC.              UBS MANAGED FUTURES (ASPECT) LLC

By: _______________________________         By: UBS Managed Fund Services Inc.
    Name:
    Title:                                  By: _______________________________
                                                Name:
By: _______________________________             Title:
    Name:
    Title:                                  By: _______________________________
                                                Name:
                                                Title:


UBS MANAGED FUTURES LLC (ASPECT SERIES)     ASPECT CAPITAL LIMITED

By: UBS Managed Fund Services Inc.          By: _______________________________
                                                Name:
By: _________________________________           Title:
    Name:
    Title:

By: _______________________________
    Name:
    Title:


UBS  MANAGED  FUTURES  SPC,  for the  account of the ASPECT
SEGREGATED PORTFOLIO

By: _______________________________
    Name:
    Title:

By: _______________________________
    Name:
    Title:


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

Agreed and Accepted:

UBS FINANCIAL SERVICES INC.

By: _______________________________
    Name:
    Title:

By: _______________________________
    Name:
    Title:



UBS INTERNATIONAL INC.

By: _______________________________
    Name:
    Title:

By: _______________________________
    Name:
    Title:




cc:   UBS Securities LLC





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